SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                January 16, 1996
                        ---------------------------------
                        (Date of earliest event reported)


                                WITCO CORPORATION
             ------------------------------------------------------
             (Exact name or registrant as specified in its charter)



              Delaware              1-4654                   13-1870000
          ---------------        -----------             ----------------
          (State or other        (Commission             (I.R.S. Employer
          jurisdiction or            File                 Identification
           organization)           Number)                    Number)





                     One American Way
                  Greenwich, Connecticut                     06831
          ----------------------------------------         ----------
          (Address of principal executive offices)         (Zip Code)




                                 (203) 552-2000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 5.     Other Events


          On January 16, 1996, Witco Corporation announced that it will record a $58.7 million charge ($38.1 million after-tax, or $.67 per common share) against earnings in the fourth quarter which ended December 31, 1995, related to plant consolidation, environmental remediation and litigation. The complete text of the press release issued by Witco Corporation is attached.

Item 7.     Financial Statements, Pro Forma Financial
            Information and Exhibits

     c.     Exhibits

            99   Press Release dated January 16, 1996.


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                              SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WITCO CORPORATION


                                            /s/ Dustan E. McCoy
                                          ------------------------------
                                          Name:  Dustan E. McCoy
                                          Title: Vice President, General
                                                 Counsel and Secretary


 Date:  January 18, 1996


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                             Exhibit Index



      Exhibit No.               Exhibit                         Page No.
      -----------      -------------------------------          --------

          99           Press release of the registrant             5
                       dated January 16, 1996.












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                                                           EXHIBIT 99


Contact:  C.R. Soderlind            203 552-2224
          Senior Vice President
          S.L. Levy                 203 552-2266
          Manager Public Relations

                                                For Immediate Release


              WITCO ANNOUNCES FOURTH QUARTER 1995 CHARGES

GREENWICH, CT, January 16, 1996 -- Witco Corporation (NYSE:WIT) announced today that the company will record a fourth quarter 1995 pre-tax charge of $58.7 million ($38.1 million after-tax, or $.67 per common share) related to plant consolidation, environmental remediation and litigation reserves.

     Nearly $34 million of the charges relate to plant consolidation as the company moves forward to close five manufacturing facilities. The affected plants are in Santa Fe Springs, California; Brainards and Newark, New Jersey; Quito, Ecuador; and Scarborough (Upton Road), Ontario, Canada. Chairman and Chief Executive Officer William R. Toller said, "Witco's capital expenditure program for plant improvements has enabled us to consolidate operations to serve our customers more effectively at larger and more efficient facilities. We can and will become more competitive globally. This rationalization program for 1996 will be followed by additional consolidation in 1997 and 1998." Witco expects that annual earnings of the corporation will improve by an estimated 13 cents per common share by 1997 once these plant closures are completed.

     The remaining $25 million of charges ($5.4 million attributable to discontinued operations) relate to litigation and environmental remediation. This is consistent with Witco's commitment to maintain high environmental standards at its plants worldwide.

     Mr. Toller said, "1995 was a year of refocusing our business efforts on our global specialty chemical business as we completed a divestiture program, acquired OSi Specialties, and announced the intention to sell our Lubricants Group. We are optimistic that we are positioned for aggressive expansion in the worldwide marketplace in a way that will add value to our customers as well as our shareholders."


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     Witco is a manufacturer of specialty chemical and petroleum products with 1994 annual sales of approximately $2.2 billion. The company currently operates 57 manufacturing facilities in 12 countries around the world. After the sale of the Lubricants Group, which is expected in the second quarter of 1996, and these plant closures, Witco will operate 41 manufacturing facilities.


96-002p.r.                                                    1/16/96



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